SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement               [_] Confidential, For Use of the
[x]  Definitive Proxy Statement                    Commission Only (as Permitted
[_]  Definitive Additional Materials               by Rule 14a.6(e)(2))
[_]  Soliciting Material Pursuant
     toss.240.14a-12

                                SNAP2 CORPORATION
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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     (4)  Date Filed:


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



                                SNAP2 CORPORATION
                               10641 Justin Drive
                              Urbandale, Iowa 50322


January 24, 2001



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of SNAP2 Corporation which will be held at the main office of the Company at 10641 Justin Drive, Urbandale, Iowa, on February 22, 2001, at 2:00 p.m. Shareholders of record as of the close of business on January 16, 2001, will be entitled to vote at the Annual Meeting.

In addition to the matters scheduled for consideration, your Board of Directors and management are looking forward to meeting with you and reviewing the major developments of 2000.

Whether you plan to attend or not, please mark, sign, date, and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent in a proxy.

Sincerely,

/s/

Dean R. "Rick" Grewell, III
President

                                SNAP2 CORPORATION

                               10641 Justin Drive
                              Urbandale, Iowa 50322

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 22, 2001


Notice is hereby given that the Annual Meeting of Shareholders of SNAP2 CORPORATION will be held at its main office located at 10641 Justin Drive, Urbandale, Iowa, on Thursday, February 22, 2001 at 2:00 p.m., Central Standard Time, for the following purposes:

     1.   To elect six directors.

     2. To ratify the appointment of auditors for the fiscal year ended September 30, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on January 16, 2001, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE DATE YOUR PROXY, INDICATE YOUR CHOICE ON THE MATTERS TO BE VOTED UPON, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY DO SO.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SNAP2 CORPORATION.

The accompanying Proxy Statement describes in more detail the matters to be acted upon at the meeting.

A copy of the Annual Report to Shareholders for 2000, including audited financial statements, is also enclosed.

                                          By Order of the Board of Directors

                                          Kathy Hoffman
                                          Secretary

Urbandale, Iowa
January 24, 2001

                                SNAP2 CORPORATION

                                 PROXY STATEMENT

                Annual Meeting of Shareholders, February 22, 2001

                               GENERAL INFORMATION


This Proxy Statement and the enclosed Proxy are being provided by SNAP2 Corporation (the "Company"), 10641 Justin Drive, Urbandale, Iowa 50322, for use at the Annual Meeting of Shareholders to be held February 22, 2001 at 2:00 p.m. at the Company's main office located at 10641 Justin Drive, Urbandale, Iowa, and any adjournment thereof (the "Meeting"). When the Proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the instructions contained therein. This Proxy Statement and the accompanying Proxy will be first mailed to Shareholders of the Company on or about January 24, 2001. The cost of the distribution and handling of the proxies will be borne by the Company. The Proxy is solicited on behalf of the Board of the Directors of the Company.

                                VOTING SECURITIES

Only Shareholders of record as of the close of business on January 16, 2001 will be entitled to notice of and to vote at the Annual Meeting.

The Company has a single class of voting common stock, $.001 par value ("Common Stock"), of which 17,856,000 shares were outstanding on January 16, 2001. The shares of Common Stock were held by approximately 1,150 different Shareholders. The presence, in person or by Proxy, of the holders of a majority of such outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum. Each Shareholder of record of Common Stock of the Company as of the record date will be entitled to one vote for each share of stock held of record in such Shareholder's name. Shareholders do not have cumulative voting rights. There are no appraisal or similar rights of dissenters applicable to any matter to be voted upon at the Annual Meeting.

All Proxies delivered pursuant to this solicitation are revocable at the option of the person executing the Proxy at any time before the voting thereof. Proxies in the form enclosed, unless previously revoked, will be voted at the meeting. Where a choice is specified by a Shareholder by means provided in the Proxy, the Proxy will be voted in accordance with such specification. If no direction is given as provided in the Proxy, the Proxy will be voted FOR the matters presented in this Proxy Statement. Abstentions will be treated as unvoted for purposes of determining the approval of any matter submitted to the Shareholders for a vote. If shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Dean R. "Rick" Grewell, III, President and Director of the Company currently owns of record 10,000,000 shares (56.0%) of Common Stock and has indicated his intention to vote such shares "FOR" the matters to be presented at the Annual Meeting including the election of each nominee to the Board of Directors. Since each matter to be presented to the shareholders at the Annual Meeting requires only a majority vote for approval, the matters will be approved.

                              ELECTION OF DIRECTORS

The Company's Bylaws provide that the number of directors shall not be less than one (1) nor more than fifteen (15), the exact number to be determined from time to time by the Board of Directors, or by resolution of the shareholders at any meeting thereof. The Board of Directors has set the number of Directors at six
(6). Each of the directors is elected to a one (1) year term and until his or her successor is elected. Directors need not be shareholders of the Company or residents of any particular jurisdiction.

Nominees for Director

The terms of each of the existing directors of the Company will expire at the Annual Meeting. Accordingly, six (6) directors need to be elected. The following information is provided regarding those nominees:

          Name                    Age             Positions with Company
          ----                    ---             ----------------------

 Dean R.("Rick") Grewell III      42        President, CEO and Director

 Steven L. Johnson                40        Vice President of Marketing and
                                              Director

 Antony Hoffman                   39        Vice President of Research and
                                              Development and Director

 Mark Malinak                     39        Vice President of Sales and Director

 Mike Hennel                      41        Director

 Stephen Dukes                    47        None

The terms of each director of the Company will expire in January 2002 or at such time as their successors shall have been elected and qualified.

Rick Grewell has been the President, CEO and a Director of the Company since the merger with ISES Corporation. Prior to merger Mr. Grewell was President and CEO of ISES Corporation since September 7, 1996. Prior to that time Mr. Grewell was employed by Microware Systems Corporation, in Clive, Iowa ("Microware") for approximately 12 years.

Steven Johnson has been a Vice President and Director of the Company since its merger with ISES Corporation. Prior to the merger Mr. Johnson was Vice President of Marketing of ISES Corporation since February 1, 1999. Mr. Johnson was previously employed by Microware for approximately 11 years.

Antony Hoffman has been a Vice President and Director of the Company since its merger with ISES Corporation. Prior to the merger Mr. Hoffman was Vice President of Marketing of ISES Corporation since February 1, 1999. Mr. Hoffman was previously employed at Microware for approximately 13 years.

Mark Malinak has been a Vice President and Director of the Company since its merger with ISES Corporation. Prior to the merger Mr. Malinak was Vice President of Sales of ISES Corporation since February 1, 1999. Prior to joining the Company, Mr. Malinak had been employed at Microware for approximately 4 years and at Sun Microsystems, Palo Alto, California for 2 years.

Mike Hennel has been a Director of the Company since June 14, 2000. Mr. Hennel is President and CEO of Silvon Software, a position he has held since 1987.

Stephen Dukes, a new nominee for a position on the Board of Directors for the Company, is a former CEO of MCNS Holdings, LLC a holding company for TCI, Time Warner, Cox Cable, and Comcast. He is a member of a number of boards of directors and advisory boards including

Broadcom, COM21, Inc., Interra, and MPEGLA and a former member of the CableLabs DOCSIS Certification Board.

Committees of the Board of Directors

The Board of Directors does not currently have any standing Audit, Nominating or Compensation Committee, or any other committees performing similar functions.

Meetings of the Board of Directors

The Board of Directors held 3 meetings during 2000. All directors attended all of those meetings either in person or telephonically.

Compensation of the Board of Directors

The Members of the Board of Directors currently receive no compensation for their attendance at meetings either in person or telephonically. However, each Director is reimbursed for such director's travel or communication expenses and related disbursements incurred in connection with attendance at the meetings.

Executive Officers of the Company

The executive officers of the Company are elected annually by the Board of Directors at its Annual Meeting and hold office until the next annual meeting of the Board of Directors and until their successors are chosen. Any officer may be removed by the Board of Directors at any time, with or without cause. Officers need not be a director or shareholder of the Company. The executive officers of the Company as of the date of the mailing are currently all directors of the Company and are identified above in "Nominees for Director":

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial security ownership, as of January 15, 2001, of the Company's Common Stock by the directors, director nominees, executive officers individually and as a group:

             Name and Address of                                             Number of               Percentage
              Beneficial Owner                                               Shares(1)              Ownership(1)
              ----------------                                               ---------              ------------
Dean R. Grewell, III
1032 54th, West Des Moines, Iowa 50266                                    5,117,563(2)(3)          18.37%(2)(3)

Steven L. Johnson                                                         1,734,450(3)(4)           6.23%(3)
1620 NW 120th Street, Clive, Iowa 50325

Antony F. Hoffman                                                         1,734,450(3)(4)            6.23%(3)
10113 NW 80th Lane, Grimes, Iowa 50111

Mark Malinak                                                              1,734,450(3)(4)            6.23%(3)
8006 Monona Avenue, Austin, Texas 78717

Dean Davis                                                                1,315,756(5)               4.72%(3)
86 Markham Street, Toronto, Ontario Canada
M6J 2G5

Mike Hennel                                                                     -0-                     0%
900 Oakmont, Westmont, Illinois 60559

Stephen Dukes                                                                   -0-                     0%
1383 Rainbow Lane
Camano Island, Washington 98282

All  executive  officers,  directors and nominees for directors as a     11,636,669                 41.77%
Group (7 persons)

(1) Ownership totals and percentages are computed based on the actual number of shares of Company Common Stock issued and outstanding (17,856,000) plus 10,000,000 additional shares to be issued on February 28, 2002 in exchange for 10,000 shares of the Company's $.001 par value preferred stock currently held of record by Mr. Grewell. The totals and percentages do not include options for 395,000 shares of common stock granted to non-executive employees of the Company under the Company's Incentive Stock Plan. The totals and percentages also include options granted by Mr. Grewell in March of 1998 the final agreements with respect to which, have not yet been executed (see footnote 5 below).

(2) Includes 10,000,000 shares of common stock to be issued on February 28, 2002 in exchange for 10,000 shares of preferred stock held of record by Mr. Grewell.

(3) Assumes exercise of all options granted by Mr. Grewell (14,882,437 shares total which includes 5,727,412 shares for which the final agreements have not been executed and are therefore subject to cancellation), which subject to vesting, the exercise date of which is immediately, February 2, 2000 or March 4, 1999 depending on the option agreement.

(4) Subject to vesting, call option exercisable February 2, 2000 and expires March 4, 2008.

(5) Mr. Davis (a current officer and director not standing for re-election) was granted options by Mr. Grewell as of March 1998 for 1,315,756 shares (as adjusted), but the final agreement has not been executed and the options are therefor subject to cancellation.

To the knowledge of management of the Company, no person other than Mr. Grewell is a beneficial owner of more than 5% of the Company's Common Stock on a fully diluted basis.


                       EXECUTIVE COMPENSATION AND BENEFITS

The following summary compensation table shows the compensation paid by the Company to its chief executive officer and each of its executive officers whose salary and bonus for the year ended September 30, 2000 exceeded one hundred thousand dollars ($100,000). (Information for periods prior to February 28, 2000, the effective date of the merger of ISES Corporation with and into the Company, relates to the identified person's compensation from ISES Corporation).

                           Summary Compensation Table

Name and                     Fiscal Year
Position                     Ended 9/30         Salary          Bonus
--------                     ----------         ------          -----

Dean R. Grewell, III         2000               $138,866            $0
President and CEO            1999               $120,090            $0
                             1998                     $0            $0

Mark Malinak
Vice President Sales         2000               $125,000      $122,887 (1)
                             1999               $115,385            $0
                             1998                     $0            $0

(1)  Sales Commission income.

No other executive officer's or significant employee's total annual salary, bonus and other annual compensation exceeded $100,000 during any of the periods indicated.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and officers Steven L. Johnson and Antony Hoffman filed Form 3s on December 14, 2000 to disclose options given to them in February 1999 with respect to an aggregate (as adjusted for stock splits and shares issued pursuant to the merger) of 1,734,450 shares each of Company common stock currently owned by Director and President Dean R. Grewell III. Mr. Grewell's related Form 4 disclosing these options was also filed on December 14, 2000.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed the accounting firm of KPMG LLP to act as independent auditors for the Company for its fiscal year ended September 30, 2000 and is requesting ratification by the Shareholders. The Company knows of no direct or material indirect financial interests of KPMG LLP in the Company. Representatives of KPMG LLP are expected to be present at the Meeting and may make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

To be included in the Proxy Statement and Proxy for the 2002 Annual Meeting of shareholders, shareholder proposals intended to be presented at that meeting must be received by the Company at its principal office no later than September 26, 2001, and must otherwise be in compliance with applicable securities laws. Shareholder proposals should be sent to: President, SNAP2 Corporation, 10641 Justin Drive, Urbandale, Iowa, 50322.

                                  OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other business properly comes before the Annual Meeting, or any adjournments thereof, proxies will be voted upon any such matter in accordance with the discretion of the persons named thereon.

                                             By Order of the Board of Directors,

                                             Kathy Hoffman, Secretary

Urbandale, Iowa
January 24, 2001

                                SNAP2 CORPORATION

                               2000 ANNUAL REPORT

                                       TO

                                  SHAREHOLDERS

                                SNAP2 CORPORATION
                               10641 Justin Drive
                              Urbandale, Iowa 50322


January 24, 2001


To our Shareholders:

Let me start with a heartfelt thank you to everyone who has invested in SNAP2 Corporation. Your confidence in us has encouraged everyone here to continue our hard work to give you the best possible return on your investment for the long term.

It has been a very productive year at SNAP2. It began with the merger on February 28, 2000 of ISES Corporation into White Rock Enterprises, Ltd., a publicly traded company on the Over-the-Counter Bulletin Board (OTCBB) using the symbol WHTE. The merged entity then changed its name to SNAP2 Corporation and the trading symbol to SSNP on July 12, 2000. The company name was changed to better position us to the ever-growing embedded appliance markets of set-top boxes, in-flight entertainment, and Internet appliances. This market is commonly known as the "consumer device market" and our goal is to be an integral part by enabling information and entertainment for these platforms.

SNAP2 continues to engage with leading consumer electronic manufacturers, passenger airlines, and software companies providing our software products and services. We have significant embedded software experience, technical skill sets and business relationships in these growing consumer device markets and believe we can be a major player as we move ahead. We look forward to growing the company from this position.

Other Fiscal Year 2000 Highlights:

o SNAP2 distributed the SNAP2 Travel Kit Games to over 139 passenger aircrafts and became the industry's leading game software provider for the Rockwell Collins TES in-flight entertainment system.

o SNAP2 Travel Kit Games customers include: Air France, Delta Air Lines, Airtours, LanChile Airlines, and AOM French Airlines. Also, Aer Lingus of Ireland recently selected SNAP2 Travel Kit Games for its in-flight entertainment.

o Entered into software engineering contracts with Motorola and Canal+ U.S. Technologies for digital television applications. The Company participated with these companies and demonstrated SNAP2 software at the Western Cable Show, Consumer Electronics Show, National Association of Broadcasters and National Cable Television Association tradeshows.

o    Partnered with Wind River Systems  Corporation to demonstrate Java language
     applications   for  Wind  River's   Internet   appliance   platform   (Wind
     StormPad(TM)) at the Embedded Systems Conference.

o    SNAP2 entered into an agreement  with  Microsoft  WebTV(R) and is currently
     providing   embedded   software  services  for  the  WebTV(R)  set-top  box
     architecture.

o Partnered with Sun Microsystems to demonstrate SNAP2 interactive television, Java(TM) based applications for Java TV(TM) at the cable industry's Western Show in Los Angeles and the Consumer Electronic Show in Las Vegas.

We expect the next fiscal year to be even more exciting. We have been successful in our business model and approach by leveraging our skill sets and engaging in software services with strategic customers. These engagements generate significant revenues for the Company while bringing us closer to software product opportunities for the emerging consumer devices we target. Our plan is to continue this service and embedded software mix to grow revenues and to achieve profitability within the fiscal year.

Again, I want to thank you for your investment in SNAP2. You have given us the capital to turn the dream of defining the future of software content for consumer devices into a profitable reality.




/s/
Dean R. Grewell, III
President and Chief Executive Officer


SNAP2 is a trademark of SNAP2 Corporation. Sun, Sun Microsystems, Java, and Java TV are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries. Wind River Systems, the Wind River Systems logo, and Tornado are registered trademarks, and StormPad is a trademark of Wind River Systems, Inc. Microsoft and WebTV are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries. All other names mentioned are trademarks, registered trademarks, or service marks of their respective companies or organizations.

This Annual Report is being provided to all of the shareholders of SNAP2 Corporation (the "Company") in connection with the 2001 Annual Meeting of the Shareholders which will be held at SNAP2 Corporation located at 10641 Justin Drive, Des Moines, Iowa on February 22, 2001, at 2:00 p.m. This Annual Report is not incorporated into the Proxy Statement of the Company and is not proxy soliciting material.

Cautionary Statement on Forward-Looking Statements.

Certain statements in this Annual Report contain forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business, based on management's current beliefs and assumptions made by management. Words such as "expects", "anticipates", "intends", "believes", "plans", "seeks", "estimates" and similar expressions or variations of these words are intended to identify such forward-looking statements. Additionally, statements that refer to the Company's estimated or anticipated future results, sales or marketing strategies, new product development or performance or other non-historical facts are forward-looking and reflect the Company's current perspective based on existing information. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results and outcomes may differ materially from what is expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those set forth below in "DESCRIPTION OF BUSINESS - Risk Factors That May Affect Future Results of Operations" as well as previous public filings with the Securities and Exchange Commission. The discussion of the Company's financial condition and results of operations included should also be read in conjunction with the financial statements and related notes included in this Annual Report. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                             DESCRIPTION OF BUSINESS

General. SNAP2 Corporation (f/k/a White Rock Enterprises, Ltd.) (the "Company") is a software product developer and software service provider for in-flight entertainment systems (IFE) for passenger aircraft and interactive set-top boxes
(STB) for interactive television. The Company was incorporated on October 8, 1998 under the laws of the State of Nevada originally for the purpose of developing and marketing its only product, a boot dryer that dries both boots and shoes for commercial and consumer use. Effective February 28, 2000 the Company merged with ISES Corporation (an Iowa corporation originally incorporated on May 14, 1997) ("ISES") with the Company being the survivor. In connection with the merger, the Company disposed of its boot dryer product to the original owner. The Company's name was subsequently changed to SNAP2 Corporation pursuant to Articles of Amendment filed July 12, 2000.

The resulting Company's activities to date have consisted of:

o    Developing  the  Airsoft   Travel  Kit  software   product  which  includes
     destination information, language training, games and airline information for IFE systems.

o Licensing and installing the Airsoft Travel Kit Games on international and domestic airlines with IFE equipped aircraft.

o    Providing   interactive   television   set-top   box   manufacturers   with
     professional software design, programming and graphic design services.

o Research and development strategies to productize the intellectual property assets of ISES (now the Company) for interactive television.

o Contracting with interactive television suppliers to support promotional efforts of their related products.

o Expanding its engineering, sales and marketing staff to address the STB and IFE markets.

o The Company is registered with the SEC as SNAP2 Corporation and is traded on the over-the-counter bulletin board: OTCBB:SSNP.

The Company continues to develop software and service the STB and IFE industries and to explore emerging markets for embedded software technologies. The Company has engaged with companies creating embedded devices technologies such as Internet appliances, personal digital assistants and wireless devices. The Company feels that it can target these markets successfully with the technologies and experience from the STB and IFE markets as well as the skill sets it has acquired from its growth of embedded software programmers. The Company will pursue additional product and service opportunities in these markets.

Operations. The Company operates from its new headquarters located at 10641 Justin Drive, Des Moines, Iowa 50322. The Company was previously located at 2600 72nd Street and moved to its expanded facilities on May 23, 2000 to accommodate its growth and development. In addition to its offices in Des Moines, the Company also has a sales office in Austin, Texas and an affiliation with an engineering and graphic design office in Toronto, Canada. The combined three offices develop and market software products and services for IFE systems and STB for interactive television created by the Company.

Products. The Company markets software applications for the IFE and interactive television markets. Its Airsoft Travel Kit software targets IFE systems manufactured by Rockwell Collins, Matsushita Avionics and Sony Trans Com. The Travel Kit is comprised of digital information and entertainment software that airline passengers can access from video displays at their passenger seats while traveling. The complete Travel Kit consists of destination information, language training and games and customized airline information. The package can be sold as a complete package or as individual components. The Company has sold packages of Travel Kit games to Air France, Delta Air Lines, Airtours and AOM French airlines. The Company has licensed destination information and language training from Lonely Planet Publishing based in Australia. Airsoft Travel Kit Games are created, copyrighted, owned and licensed by the Company. The Company has also licensed Tetris(R) game content from Blue Planet Software, San Francisco, California for use in its In-Flight Tetris(TM) game for in-flight entertainment. The game suite consists of 18 assorted board, card, arcade, children's games and games of chance.

The Company is porting these games to interactive television STBs targeting interactive cable and telephone networks. The Company plans to broaden its software product offering for both the interactive television market and IFE markets. The Company's products are sold on a royalty based model that generates revenue at the time of customer contract execution and provides annual revenues for continued use of the software. IFE products have been sold to airlines and to IFE equipment manufacturers. The Company intends to sell interactive television software products to cable and telephone network operators and STB manufacturers.

Services and Revenues. The Company is staffed with software engineers experienced in software design and programming for emerging embedded computer systems and digital graphic artists experienced in graphical user interfaces and display for consumer electronic applications. The Company has provided development services to airlines, IFE equipment manufacturers and digital STB manufacturers to support product development, promotion and deployment. The Company has established and maintained a services relationship with Motorola's Multimedia Systems Division supplying graphic and user interface design, software programming and integration services in support of Motorola's StreamasterTM digital STB architecture. Motorola Multimedia Systems Division is part of the Imaging and Entertainment Solutions group within the Motorola Semiconductor Products Sector (SPS).

Through September 30, 2000, the Company's revenues were derived from license fees and renewals of its Airsoft Travel Kit Games for the IFE market and software and engineering services provided to interactive television equipment manufacturers and technology providers. The Company's IFE revenues were comprised of two types: (i) license fees from airlines for Airsoft Travel Kit Game products previously sold; and (ii) OEM initial product sales to IFE equipment manufacturers for Airsoft Travel Kit Game products. Air France,
Airtours International, Delta Air Lines, AOM French airlines and Rockwell Collins are currently using the Company's software products on deployed IFE equipped aircraft. The Company also receives engineering service fees from interactive television STB manufacturer Motorola and technology provider Canal+ US Technologies.

The Company intends to derive the primary portion of its revenues through Company software product sales. Revenue is collected on execution of the software product license and is subject to renewal fees on each anniversary date of the agreement thereafter. The Company plans to continue distributing products directly to end users as well as to original equipment manufacturers (OEMs) who bundle and resell the Company's products to end users. The Company intends to continue deriving engineering service fee revenues from both end users and OEMs as those activities represent an immediate revenue stream and present the Company with product licensing opportunities with the OEMs and their customers.

Expenses. Expenses consist primarily of payroll and related costs, third-party consulting, other professional services, and travel. The majority of the Company's products have been created and copyrighted by ISES (Company's predecessor in interest pursuant to the merger which was effective February 28,
2000). The Company has licensed In-Flight TetrisTM from Blue Planet Software and incurs licensing costs for each copy inventoried for or distributed to the IFE market. The Company has also licensed travel information from Lonely Planet Publishing and incurs licensing costs for copies distributed to the IFE market.

Research and Development. The Company's research and development expenses include personnel costs, allocated facilities-related expenses and payments to third-party consultants. The Company expects research and development expenses will increase in the future as additional personnel are hired to support anticipated growth. During the years ended September 30, 2000 and December 31, 1999 the Company estimates it expended $605,000 and $425,000, respectively on research and development expense.

Employees. At September 30, 2000, the Company had 16 full time employees and no part time employees.

Risk Factors That May Affect Future Results of Operations. In addition to the other risk factors contained herein and within filings with the Securities and Exchange Commission, the Company believes the following additional risk factors should be taken into consideration in evaluating its business:

o The Company Expects to Incur Operating and Net Losses. The Company has a limited operating history, has incurred significant losses in the past year and, at September 30, 2000, had an accumulated stockholders' deficit of $102,609. To date, the Company has recognized growing revenue, however, its ability to generate revenue is subject to substantial uncertainty. The Company expects to incur significant additional losses and continued negative cash flow from operations and it may never become profitable. The Company expects to incur significant sales and marketing, research and development and general and administrative expenses. The Company will need to generate significant revenues to achieve profitability and positive operating cash flows. Even if profitability and positive operating cash flow are achieved, the Company may not be able to achieve, sustain or increase profitability or positive operating cash flow on a quarterly or annual basis.

o The Company's Limited Operating History and the Emerging Market for Interactive Television and In-Flight Entertainment Systems Make Its Future Financial Results Unpredictable. The Company's business and prospects depend on the development and market acceptance of interactive television and the growth of aircraft in-flight entertainment systems. The Company's future revenue prospects are subject to a high degree of uncertainty. Currently, it derives approximately 40% of its revenues from in-flight entertainment software license fees and 60% from interactive television engineering service fees. In the future, however, the Company intends to generate revenue primarily from software license fees particularly in the emerging market of interactive television while maintaining modest growth in the in-flight entertainment market. The market for interactive television software is new, unproven and subject to rapid technology change. This market may never develop or may develop at a slower rate than anticipated. In addition, the Company's success in marketing the Company as a supplier of interactive television application software is dependent upon developing and maintaining relationships with industry-leading computer and consumer electronics manufacturers, network operators and Internet content providers. There is already competition in the market to provide interactive television software. Companies such as Liberate, Intellocity, Microsoft, and AOL have established a market presence and have significantly greater financial, marketing and technical resources than the Company. These companies who offer interactive television application software may capture a larger portion of the market than the Company. Any failure to establish relationships with interactive television equipment manufacturers and network operators will have a material adverse effect on the Company's business and prospects.

o The Company's Business is Dependent Upon the Successful Deployment of Digital Set Top Boxes for Interactive Television and the In-Flight Entertainment Systems Targeted by the Company. The Company's software products target specific interactive television and in-flight entertainment systems and the opportunity to generate revenue can be directly related to the number and the timing of systems deployed. It is the Company's intent to pursue and support the most popular system platforms for these markets. If the targeted platforms fail to establish significant and timely deployment in the market it will have a material adverse effect on the Company's business and prospects.

o The Company Faces Competition from Companies with Significantly Greater Financial, Marketing, and Technical Resources. The markets for interactive television and in-flight entertainment systems are competitive. Companies that offer competing software applications and services for interactive television include Liberate, Intellocity, Microsoft, AOL and others. These entities each have a larger customer base, a greater number of applications, and greater brand recognition, market presence and financial, marketing and distribution resources than the Company. Other companies that offer competing software applications and services for in-flight entertainment include Nintendo, Infogrames, Tenzing, and Intergame some of which have a larger customer base, a greater number of applications, and greater brand recognition, market presence and financial, marketing and distribution resources than the Company. As a result, the Company will have difficulty increasing the number of design "wins" for its products and services.

o The Company May Not Be Able to Respond to the Rapid Technological Change in the Markets in Which It Competes. The Company currently participates in markets which are subject to:

     |_|  rapid technology change;

     |_|  frequent product upgrades and enhancements;

     |_|  changing customer requirements for new products and features; and

     |_|  multiple, competing and evolving industry standards.

     The introduction of the software applications targeting interactive television and in-flight entertainment containing new technologies and the emergence of new industry standards could render the Company's products less desirable or obsolete. In particular, the Company expects that changes in the operating system environment including client and server middleware will require it to rapidly evolve and adapt its products to be competitive. As a result, the life cycle of each release of the Company's products is difficult to estimate. To be competitive, the Company will need to develop and release new products and upgrades that respond to technological changes or evolving industry standards on a timely and cost-effective basis. There can be no assurance that the Company will successfully develop and market these types of products and upgrades or that the Company's products will achieve market acceptance. If the Company fails to produce technologically competitive products in a timely and cost-effective manner, its business and results of operations could suffer materially.

o Volatility of Stock Price. The market price of the Company's common stock is likely to fluctuate in the future. The Company believes that various factors, including quarterly fluctuations in results of operations, announcements of new products or partners by the Company or by its competitors, changes in interactive television and in-flight entertainment markets in general, or general economic, political and market conditions may significantly affect the market price of its common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of this Annual Report should be read in conjunction with the discussion included in "Description of Business," above, and the financial statements of the Company included at the end of this Annual Report.

Results of Operations

Since the inception of ISES Corporation (now the Company), it has been engaged primarily in the business of developing and licensing software products and providing engineering software and graphic design services. Accordingly, historical results of operations are not indicative of and should not be relied upon as an indicator of future performance.

All revenue and the majority of the costs and expenses of the Company as discussed below were generated by ISES Corporation. The Company had no revenue prior to the merger with ISES Corporation and minimal costs and expenses. As a result, the consolidated comparative data represents the comparison of ISES revenue, costs and expenses for a similar period in the previous year.

Years Ended September 30, 2000 and December 31, 1999

Revenues

Total revenues increased 3.5% to $737,054 for the year ended September 30, 2000, compared to $712,286 for the year ended December 31, 1999. The increase was related to an increase in product license revenues and license updates. Product license fees represented approximately 40% of revenues versus 53% for engineering service fees. During the year ended September 30, 2000, transactions with Motorola, Canal+ U.S. Technologies, Delta Airlines, Airtours International, Rockwell Collins and AOM accounted for 43%, 12%, 7%, 10%, 2% and 2%, respectively of the Company's total revenues.

Costs and Expenses

Total costs increased 33% to $1,704,093 for the year ended September 30, 2000, compared to $1,135,433 for the year ended December 31, 1999. The increase was related to merger administrative costs, sales commission costs and added software development costs needed to support increased business and anticipated future growth. The Company believes that costs and expenses will continue to increase as it attempts to expand operations (including product development) and sales and marketing efforts.

Payroll and Related Benefits

Payroll and related benefits increased 52% to $938,877 for the year ended September 30, 2000 from $618,653 for the year ended December 31, 1999 reflecting research and development, marketing and administrative employee expansion in Des Moines, Iowa and establishing a sales office in Austin, Texas.

Software Development and Consulting

Software development and consulting expenses increased 26% to $377,551 for the year ended September 30, 2000 from $299,603 for the year ended December 31, 1999.

Other Expenses

Other expenses increased 79% to $387,665 for the year ended September 30, 2000 from $217,177 for the year ended December 31, 1999 reflecting associated costs of the Company's growth.

Liquidity and Capital Resources

The Company requires working capital to fund its operations. The Company expects to continue to experience losses from operations and negative cash flows for at least the next nine (9) month period.

Effective February 28, 2000 (the date of filing of a Certificate of Merger with the Nevada Secretary of State), the Company merged with ISES Corporation with the Company as the surviving corporation. The merger was arranged for the Company by Investment Capital Corporation and Pursuit Capital LLC, venture capital firms located in Scottsdale, Arizona in accordance with understandings these entities reached with ISES Corporation to raise capital in private transactions. According to their agreement, these entities were to raise $2,000,000 to fund the Company's post-merger research and development, marketing and overall expansion. Pursuant to and in consideration of this arrangement and the identification of the potential merger as an investment opportunity, the Company issued 2,200,000 shares of its $.001 par value per share common stock to these entities and/or their designees. During the fiscal quarter ended March 31, 2000 these entities conducted a private placement on behalf of the Company and raised $760,000, the proceeds of which have been given to the Company. For these funds, the Company issued an additional 760,000 shares of its $.001 per share common stock. The current understanding of the parties obligates these venture capital entities to provide additional funding of $2,000,000 (without the issuance of any additional shares of stock by the Company) on or before August 12, 2000 (i.e., six months after the merger became effective) of which $100,000 was received by the Company as of June 30, 2000 and an additional $470,610 was received by November 30, 2000. The balance owed by Investment Capital Corporation and Pursuit Capital LLC to the Company as of November 30, 2000 totaled $1,429,390.

Management of the Company is continuing discussions with these venture capital parties regarding their collective obligation to provide additional equity funding. At this time it appears unlikely that such funding will be available, in which event a portion of the Common Stock of the Company issued to them will be cancelled.

The proceeds of the private placement and any additional capital resources provided by the venture capital firms are being and will be used for working capital and general corporate purposes, including expansion of sales and marketing efforts, increases in research and development activities, any licensing and acquisition of new technologies and legal and accounting expense incurred as a result of the merger and relating to the Company's ongoing business.

Since incorporation, ISES (the Company's predecessor in interest pursuant to the merger) has experienced various levels of losses and negative cash flow from operations and notwithstanding the merger, expects to experience negative cash flows in the foreseeable future. In addition, the Company may need to raise additional capital and there can be no assurance the merged Company will be able to obtain additional financing on favorable terms, if at all. If additional capital cannot be obtained on acceptable terms, if and when needed, the Company may not be able to further develop or enhance its products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which could have a material adverse effect on the Company's business.

                             DIRECTORS AND OFFICERS

The Company's directors and executive officers as of the time of the preparation of this Annual Report were as follows:

         Name                     Age                Positions
         ----                     ---                ---------

  Dean R.("Rick") Grewell III     42       President, CEO and Director

  Steven L. Johnson               40       Vice President of Marketing and
                                             Director

  Antony Hoffman                  39       Vice President of Research and
                                             Development and Director

  Mark Malinak                    39       Vice President of Sales and Director

  Dean Davis                      26       Director

  Mike Hennel                     41       Director

The terms of each director of the Company will continue until the Annual Meeting or at such time as their successors shall have been elected and qualified.

Rick Grewell has been the President, CEO and a Director of the Company since the merger with ISES Corporation. Prior to merger Mr. Grewell was President and CEO of ISES Corporation since September 7, 1996. Prior to that time Mr. Grewell was employed by Microware Systems Corporation, in Clive, Iowa ("Microware") for approximately 12 years.

Steven Johnson has been a Vice President and Director of the Company since its merger with ISES Corporation. Prior to the merger Mr. Johnson was Vice President of Marketing of ISES Corporation since February 1, 1999. Mr. Johnson was previously employed by Microware for approximately 11 years.

Antony Hoffman has been a Vice President and Director of the Company since its merger with ISES Corporation. Prior to the merger Mr. Hoffman was Vice President of Marketing of ISES Corporation since February 1, 1999. Mr. Hoffman was previously employed at Microware for approximately 13 years.

Mark Malinak has been a Vice President and Director of the Company since its merger with ISES Corporation. Prior to the merger Mr. Malinak was Vice President of Sales of ISES Corporation since February 1, 1999. Prior to joining the Company, Mr. Malinak had been employed at Microware for approximately 4 years and at Sun Microsystems, Palo Alto, California for 2 years.

Dean Davis has been a Vice President and Director of the Company since its merger with ISES Corporation. Prior to the merger Mr. Davis had been a graphics artist with ISES Corporation since February 6, 1998.

Mike Hennel has been a Director of the Company since June 14, 2000. Mr. Hennel is President and CEO of Silvon Software, a position he has held since 1987.

The number of directors for the Company is currently set at six. The Bylaws permit the Board of Directors to establish the number of directors at not less than one (1) nor more than fifteen (15). Each of Company's directors is elected to a one year term and until his or her successor is elected. Directors need not be shareholders of the Company or residents of any particular jurisdiction.

The officers of the Company are to be elected annually by the board of directors at its annual meeting, and hold office until the next annual meeting of the board of directors and until their successors are chosen. Officers may also be removed by the board of directors at any time, with or without cause. Officers need not be a director or a shareholder of the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company is authorized to issue 50,000,000 shares of its $0.001 par value common stock and 20,000,000 shares of its $0.001 par value preferred stock. As of September 30, 2000, the Company had 17,856,000 issued and outstanding shares of common stock and 10,000 issued and outstanding shares of preferred stock which are automatically convertible into 10,000,000 shares of common stock on February 28, 2002.

The Company's common stock is traded on the OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers under the trading symbol "SSNP." The Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information.

As of September 30, 2000 the Company had approximately 1,150 common stock shareholders and one shareholder of its preferred stock and there has been only a limited public market for the Company's common stock. The following table shows, for the periods indicated, the high and low per share prices of common stock, as reported on the OTC Electronic Bulletin Board. Such prices represent prices between dealers, do not include retail mark-ups, mark downs or conversions and may not represent actual transactions. No information is provided for periods prior to the effective date of the merger of ISES with and into the Company, which merger was effective February 28, 2000.

     Period Ended                                         High             Low
     ------------                                         ----             ---

     March 31, 2000 (one month)                          $5.625           $3.937
     June 30, 2000                                       $4.50            $1.875
     September 30, 2000                                  $3.875           $0.937
     October 1, 2000 through December 29, 2000           $1.88            $0.38

On December 29, 2000, the closing bid and ask prices of the common stock as reported on the OTC Electronic Bulletin Board were $0.875 and $0.9375, respectively.

The Company has never declared or paid cash dividends on its capital stock. It is anticipated that the Company would retain its future earnings, if any, to fund the operation and expansion of its business and management does not anticipate paying any cash dividends in the foreseeable future.

In connection with the merger of ISES with and into the Company, the Acquisition Agreement and Plan of Merger (filed with the Securities and Exchange Commission as Exhibit 1.1 to the Company's Current Report on Form 8-K filed March 1, 2000) provided for the issuance of (i) 10,000,000 shares of common stock and (ii) 10,000 shares of convertible preferred stock which are automatically convertible into 10,000,000 shares of common stock of the Company two (2) years after the Closing Date of the Merger which was February 28, 2000. None of such shares of common stock or preferred stock was or will be registered under the Securities Act of 1933, as amended.

An additional 2,200,000 shares of common stock were issued to various designees of Investment Capital Corporation and Pursuit Capital, LLC in connection with the merger, in exchange for the commitment of these entities to raise $2,000,000 to fund working capital needs and general corporate purposes, including, but not limited to, expansion of sales and marketing efforts, research and development activities, licensing of new technology and payment of additional legal and accounting services occasioned by the merger of the Company and ISES. These entities conducted a private placement of the Company's $.001 par value common stock during the fiscal quarter ended March 31, 2000 and raised $760,000, in consideration of which the Company issued an additional 760,000 shares of its common stock. These entities are obligated to provide the Company with an additional $2,000,000 in equity (without further issuance of equity securities by the Company) of which $100,000 was received by the Company as of June 30, 2000 and an additional $470,610 was received through November 30, 2000 leaving a balance of $1,429,390 to be provided by these entities. However, as discussed above, management of the Company believes that these entities may be unable to provide the equity funding for which they were committed and the Company may cancel a proportionate number of the shares of Common Stock which were issued to them.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

The Company is the resulting corporation of a merger between White Rock Enterprises, Ltd. (the Company, n/k/a SNAP2 Corporation) and ISES Corporation, an Iowa corporation which was effective on February 28, 2000. Prior to that time the Company was a "shell" corporation and ISES Corporation was an operating company. The Company was the surviving corporation of the merger. ISES Corporation (as a predecessor to the Company) has not had any change in its accountants during the last three years or any disagreement with its accountants during that period which are the type required to be disclosed under this Item. However, on December 15, 2000, the Board of the Company approved the hiring of KPMG LLP (KPMG) as the Company's independent accountants for the audit of the financial statements of the Company for the year ended September 30, 2000. The Company's previous accountant (prior to the merger) was Barry L. Friedman, P.C., Las Vegas, Nevada, ("Friedman").

The audit report of Friedman on the financial statements of the Company for the period ended September 30, 1999 did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles, except as to an uncertainty regarding the Company's ability to continue as a going concern due to recurring losses and the absence of sources of revenue.

To the knowledge of management, during the audit of the period ended September 30, 1999 , there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The change in the Company's accountants was previously reported on the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2000.

                        AVAILABILITY OF OTHER INFORMATION

The Company will provide to each Shareholder, upon written request of the Shareholder, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000. The report on Form 10-KSB will be provided without charge. Shareholders should direct any written request to the Company at the following address: SNAP2 Corporation, 10641 Justin Drive, Urbandale, Iowa 50322.

The request should be directed to the attention of Vice President Steven L. Johnson.

                              FINANCIAL STATEMENTS

The following pages set forth certain financial statements of the Company with respect to the years ended December 31, 1999 and September 30, 2000.



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                                       14

                          Independent Auditors' Report

To the Stockholders
SNAP2 Corporation:


We have audited the accompanying balance sheet of SNAP2 Corporation (formerly ISES Corp. - note 1) to the financial statements) as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SNAP2 Corporation, as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                         /S/ McGowen, Hurst, Clark & Smith, P.C.

April 25, 2000

                          Independent Auditors' Report

The Board of Directors
SNAP2 Corporation:


We have audited the accompanying balance sheet of SNAP2 Corporation (a Nevada Corporation) as of September 30, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SNAP2 Corporation as of September 30, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has suffered significant losses in the last 21 months, and as a result has insufficient liquidity to pay its obligations as they come due. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  /S/ KPMG LLP

December 18, 2000

                                SNAP2 CORPORATION

                                 Balance Sheets

                    September 30, 2000 and December 31, 1999



                                                                         1999
                                     Assets              2000          (note 1)
                                                       ---------      ---------

Current assets:
    Cash                                               $  18,956           --
    Accounts receivable (note 7)                         127,279        138,917
                                                       ---------      ---------
             Total current assets                        146,235        138,917
                                                       ---------      ---------

Property and equipment:
    Office furniture and equipment                        49,952         14,681
    Computer equipment                                    59,555         20,992
                                                       ---------      ---------

             Total property and equipment                109,507         35,673

    Less accumulated depreciation                        (32,674)       (19,704)
                                                       ---------      ---------

              Net property and equipment                  76,833         15,969

Other assets                                               4,760         15,260
                                                       ---------      ---------

             Total assets                              $ 227,828        170,146
                                                       =========      =========

                                SNAP2 CORPORATION

                                 Balance Sheets

                    September 30, 2000 and December 31, 1999


                                                                                                    1999
               Liabilities and Stockholders' Equity (Deficit)                        2000          (note 1)
                                                                                  -----------    -----------
Current liabilities:
    Checks disbursed in excess of amounts on deposit                              $        --            685
    Accounts payable                                                                   56,390        109,523
    Deferred income                                                                     9,343          9,984
    Accrued royalty                                                                     3,750             --
    Accrued interest                                                                       --          9,786
    Accrued payroll and related liabilities                                            36,339        105,754
    Notes payable                                                                          --        175,000
    Current portion of long-term debt (note 3)                                         21,445             --
                                                                                  -----------    -----------

             Total current liabilities                                                127,267        410,732

Long-term debt (note 3)                                                               203,170        135,000
                                                                                  -----------    -----------

             Total liabilities                                                        330,437        545,732
                                                                                  -----------    -----------

Stockholders' equity (deficit) (note 4):
    Common stock - $0.001 par value; 50,000,000 shares authorized; 17,856,000 shares issued and outstanding at September 30, 2000 and 10,000,000 shares
      issued or committed to be issued at December 31, 1999                            17,856         10,000
    Convertible preferred stock - $0.0001 par value; 20,000,000 shares authorized; 10,000 shares issued and outstanding at
      September 30, 2000 and 1999. Shares convert to common stock at a ratio of 1,000 shares of common for each share of convertible
      preferred stock on February 28, 2002                                                 10             10
    Additional paid in capital                                                      1,188,858         (8,696)
    Accumulated deficit                                                            (1,291,683)      (376,900)
    Unearned compensation                                                             (17,650)            --
                                                                                  -----------    -----------

             Total stockholders' deficit                                             (102,609)      (375,586)
                                                                                  -----------    -----------

             Total liabilities and stockholders' deficit                          $   227,828        170,146
                                                                                  ===========    ===========


See accompanying notes to financial statements.

                                SNAP2 CORPORATION

                            Statements of Operations

              Years ended September 30, 2000 and December 31, 1999



                                                                       1999
                                                       2000          (note 1)
                                                   ------------    ------------

Revenue (note 7):
    License fees                                   $    294,751         162,680
    Consulting                                          387,723         539,654
    Maintenance                                          33,061           9,952
    Other income                                         21,519            --
                                                   ------------    ------------

             Total revenue                              737,054         712,286
                                                   ------------    ------------

Expenses:
    Payroll                                             839,550         585,353
    Payroll taxes                                        59,227          33,300
    Employee health insurance                            40,100            --
    Software development and consulting (note 6)        377,551         299,603
    Administrative                                      191,064          79,877
    Interest                                             19,914          15,553
    Travel                                              110,029          91,115
    Marketing                                             4,388           6,536
    Miscellaneous                                         1,066           1,559
    Equipment and office rent                            46,734          16,620
    Depreciation                                         14,470           5,917
                                                   ------------    ------------

             Total expenses                           1,704,093       1,135,433
                                                   ------------    ------------

              Net loss                             $   (967,039)       (423,147)
                                                   ============    ============

Net loss per share -
    Basic and diluted                              $      (0.07)          (0.04)
                                                   ============    ============

Weighted average shares and outstanding -
    Basic and diluted                                14,536,175      10,000,000
                                                   ============    ============


See accompanying notes to financial statements.

                                SNAP2 CORPORATION

                       Statements of Stockholders' Equity

              Years ended September 30, 2000 and December 31, 1999

                                                                Additional     Retained
                                        Common    Convertible      Paid        Earnings     Unearned
                                        Stock      Preferred    In Capital     (Deficit)   Compensation     Total
                                      ----------   ----------   ----------    ----------   ------------   ----------
Balance January 1, 1999 (note 1)      $   10,000           10       (8,696)       51,247          --          52,561

    Distributions to S corporation          --           --           --          (5,000)         --          (5,000)
      shareholders

    Net loss                                --           --           --        (423,147)         --        (423,147)
                                      ----------   ----------   ----------    ----------    ----------    ----------

Balance December 31, 1999                 10,000           10       (8,696)     (376,900)         --        (375,586)
                                      ----------   ----------   ----------    ----------    ----------    ----------

    Net loss of companies for three
    months ended
      December 31, 1999
      duplicated to adjust to               --           --           --          52,256          --          52,256
      common fiscal year end
    Issuance of common stock               7,856         --      1,179,004          --            --       1,186,860
    Stock options issued to                 --           --         18,550          --         (18,550)         --
    employees below fair value
    Amortization of unearned                --           --           --            --             900           900
      compensation
    Net loss                                --           --           --        (967,039)         --        (967,039)
                                      ----------   ----------   ----------    ----------    ----------    ----------

Balance September 30, 2000            $   17,856           10    1,188,858    (1,291,683)      (17,650)     (102,609)
                                      ==========   ==========   ==========    ==========    ==========    ==========


See accompanying notes to financial statements.

                                SNAP2 CORPORATION

                            Statements of Cash Flows

              Years ended September 30, 2000 and December 31, 1999


                                                                       1999
                                                        2000         (note 1)
                                                     -----------    -----------

Cash flows from operating activities:
    Net loss                                         $  (967,039)      (423,147)
    Adjustments to reconcile net loss to net cash
      used by operating activities:
        Depreciation and amortization                     15,370          5,917
        Deferred income                                    4,375          9,984
        Change in:
           Accounts receivable                            (1,003)       (79,375)
           Accounts payable and accrued expenses         (80,401)       204,531
                                                     -----------    -----------

        Net cash used by operating activities         (1,028,698)      (282,090)
                                                     -----------    -----------

Cash flows from investing activities:
    Purchase of property and equipment                   (71,163)       (11,098)
    Increase in other assets                              (4,760)       (15,260)
                                                     -----------    -----------

        Net cash used by investing activities            (75,923)       (26,358)
                                                     -----------    -----------

Cash flows from financing activities:
    Checks disbursed in excess of amounts on deposit          --            685
    Proceeds from issuance of common stock             1,186,860             --
    Distributions to shareholders                             --         (5,000)
    Proceeds from notes payable and long-term debt       100,000        310,000
    Repayment of notes payable and long-term debt       (185,385)            --
                                                     -----------    -----------

        Net cash provided by financing activities      1,101,475        305,685
                                                     -----------    -----------

        Net decrease in cash                              (3,146)        (2,763)

Cash at beginning of year                                 22,102          2,763
                                                     -----------    -----------

Cash at end of year                                  $    18,956             --
                                                     ===========    ===========

Supplemental disclosures:
    Cash paid for interest                           $    20,076          5,767
                                                     ===========    ===========

See accompanying notes to financial statements.

                                SNAP2 CORPORATION

                          Notes to Financial Statements

                    September 30, 2000 and December 31, 1999

(1)  Business and Organization

     SNAP2 Corporation (the Company) formerly known as White Rock Enterprises, Ltd. is a software product developer and software service provider for in-flight entertainment systems (IFE) for passenger aircraft and interactive set-top boxes (STB) for interactive television. The Company markets and licenses its software worldwide.

     Reverse Merger

     Effective  February  28,  2000,  the Company  merged with ISES  Corporation
     (ISES), with the Company as the surviving corporation. At the date of the merger, the Company was a "shell company" as the Company had approximately $1,000 in assets and no liabilities, had generated no revenues since inception and had incurred total expenses of $6,100 since its inception on October 8, 1998. The merger transaction has been accounted for as a reverse merger. In such transaction, the operating enterprise (ISES) is determined to be the acquiring enterprise for financial reporting purposes. The historical financial statements of ISES are presented as the historical financial statements of the combined enterprise. The equity of ISES is presented as the equity of the combined enterprise, however, the capital stock account of ISES is adjusted to reflect the par value of the outstanding stock of the Company after giving effect to the number of shares issued in merger. For periods prior to the merger, the equity of the combined enterprise is the historical equity of ISES prior to the merger retroactively restated to reflect the number of shares received in the merger. The Company's year end is September 30 whereas ISES' year end was December 31; therefore, the historical financial statements of ISES for the year ended December 31, 1999 are presented for comparative purposes to the Company's year ended September 30, 2000. The three month period from October 1, 1999 through December 31, 1999 is included in both years. Revenues, net loss, and basic and diluted earnings per share for that three month period were $232,056, ($52,256), and ($0.003), respectively.

     In connection with the merger, the Company issued 10,000,000 shares of common stock and 10,000 shares of convertible preferred stock for 100% of the outstanding shares of ISES. The convertible preferred stock automatically converts to 10,000,000 shares of common stock on February 28, 2002. Also in connection with the merger, an additional 2,200,000 shares of common stock were issued to others in exchange for locating investors and a commitment to raise $2,000,000 to fund the Company's working capital needs and for general corporate purposes. As the $2,000,000 is received, additional paid in capital will be recorded.

     Use of Estimates

     The preparation of financial statements, in conformity with auditing standards generally accepted in the United States of America, requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

                                SNAP2 CORPORATION

                          Notes to Financial Statements

                    September 30, 2000 and December 31, 1999

     contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses, during the reporting period. Actual results could differ from those estimates.

     Property and Equipment

     Property  and   equipment  is  stated  at  cost  and  is   depreciated   on
     straight-line methods with estimated useful lives of 3 to 7 years.

     Revenue Recognition

     Software license fees are recognized as revenue upon contract signing and shipment of the software master copy or download of software by the customer. Consulting revenues are derived primarily from custom contract engineering work and training and consulting services. Revenues from custom contract engineering work are recognized using the percentage of completion method. Revenues from training and consulting services are recognized as the services are rendered. Maintenance revenues, excluding maintenance of one year or less bundled with software license fees, are recognized ratably over the term of the related agreements.

     Fair Value of Financial Instruments

     Fair value estimates, methods, and assumptions are set forth below:

          Trade accounts receivable, accounts payable, and accrued expenses--The carrying amount approximates the estimated fair value due to the short-term nature of those instruments.

          Long-term debt--Due to amounts being borrowed from a related party of the Company's president and from an economic development agency of the State of Iowa, the fair value of long-term debt was not reasonably determinable.

          Limitations--Fair value estimates are made as of a specific point in time, based upon the relevant market information about the financial instruments. Because no market exists for a majority of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions and other factors. These estimates are subjective in nature and involve uncertainties and matters of judgments and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Stock-Based Compensation

     The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (ABP No. 25) and related interpretations. Under APB No. 25,

                                SNAP2 CORPORATION

                          Notes to Financial Statements

                    September 30, 2000 and December 31, 1999

     compensation cost is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price of the option granted. Compensation cost for stock options, if any, is recognized ratably over the vesting period for those options granted to employees and directors. Compensation cost for stock options issued other than to employees and directors, if any, is recognized at the date of the grant. The Company provides additional pro forma disclosures as required under SFAS No. 123, "Accounting for Stock-Based Compensation" (see note 4).

     Income Taxes

     ISES originally elected to be treated as a S corporation for federal and state income tax purposes. Effective February 28, 2000, due to the merger of ISES into the Company, ISES revoked its S corporation status. Accordingly, the stockholders of ISES included their proportionate share of the Company's taxable loss in their personal tax returns for the period from October 1, 1999 to February 28, 2000. The Company is organized as a C Corporation.

     The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period that includes the enactment date.

     Earnings Per Share

     Basic EPS is computed using the weighted average number of actual common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of actual common shares plus the potential dilution that would occur from the conversion of convertible preferred stock and the exercise of stock options. Due to the net loss incurred for the years ended September 30, 2000 and December 31, 1999, the effect of convertible preferred stock and stock options is not included in the calculation of diluted earnings per share because the effect is anti-dilutive.

(2)  Going-Concern Matters

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other assets, nor does it have an established source of revenues sufficient to cover its operating costs to allow it to continue as a going concern.

                                SNAP2 CORPORATION

                          Notes to Financial Statements

                    September 30, 2000 and December 31, 1999

     The financial statements do not include any adjustments that might result if the Company is unable to continue its operations.

     Management of the Company indicates that it has entered into and is currently negotiating additional contracts for its products and services. The Company is also exploring the licensing or sale of its intellectual property and existing contracts to raise additional capital.

(3)  Long-term debt

     On June 20, 1999, the Company entered into a promissory note with a related party of the Company's president whereby $135,000 was borrowed by the Company. The note bears an interest rate of 9% per annum on the unpaid principal balance. Under the terms of the note, principal payments of $10,385 along with interest are due in quarterly installments beginning July 1, 2001. The Company prepaid $10,385 of principal. The remaining maturities of this note are $10,385, 2001; $41,538, 2002: $41,538, 2003;
     and $31,154, 2004.

     On August 17, 1999 the Company entered an agreement with the Iowa Department of Economic Development (IDED) whereby the Company would receive $100,000 of financial assistance under the Community Economic Betterment Account (CEBA). Under the terms of the agreement, the Company pays an annual royalty equal to 1.5% of the prior year total gross revenues to IDED in semi-annual payments each June 1 and December 1, until a repayment amount of $200,000 has been reached. The first scheduled semi-annual payment is June 1, 2001 and is $5,530.

     The Company has a $200,000 line of credit with a bank bearing interest at the bank's commercial base rate. Funds advanced are secured by the Company's accounts receivable and property and equipment. The line of credit matures November 10, 2001. There were no borrowings outstanding at September 30, 2000.

(4)  Stock Options

     On February 1, 1999 and March 4, 1998 the president of the Company granted options to purchase 7,805,025 and 6,191,800, respectively, shares of common stock of the Company owned by him, (adjusted for the February 28, 2000 merger) to employees of the Company and consultants to the Company for $0.10 and $0.05 per share, respectively. These options were issued at fair value at the date of granted and were accounted for as if such options were issued directly by the Company. The options vest three years from the date of grant.

     The Company's Board of Directors adopted the Stock Option Plan (the Plan) effective March 15, 2000. Under the Plan options may be granted to employees, officers, consultants, directors and advisors to purchase up to an aggregate of 1,000,000 shares of

                                SNAP2 CORPORATION

                          Notes to Financial Statements

                    September 30, 2000 and December 31, 1999

     the Company's common stock. Options granted under the Plan may be options that are intended to qualify as incentive stock options and options that are not intended to so qualify. If incentive stock options are granted to a person possessing more than ten percent of the combined voting power or value of all classes of stock of the Company, the exercise price shall not be less than 110% of the Company's common stock fair market value on the date of grant. Under the Plan, the term of options may not exceed ten years unless an incentive stock option is granted to a stockholder who owns more than ten percent of the combined voting power of the Company, then the term may not exceed five years. The Board of Directors determines the exercise price, vesting period of options at the date of grant and other conditions as specified in the Plan.

     The   Company   applies   the   provisions   of  APB  No.  25  and  related
     interpretations in accounting for stock options and related compensation expense, if any, under the Plan. Compensation expense of $900 was recognized for stock options issued below fair value to employees to purchase 105,000 shares of the Company's common stock during the year ended September 30, 2000.

     Had the Company determined compensation cost based on the fair value at the grant date for stock options including options granted by the Company's president under SFAS 123, the Company's net loss and net loss per share would have been as indicated below:

                                                       2000            1999
                                                    -----------     -----------

            Net loss - as reported                  $  (967,039)      (423,147)
            Net loss - pro forma                     (1,102,754)      (515,332)
            Basic loss per share - as reported            (0.07)         (0.04)
            Basic loss per share - pro forma              (0.08)         (0.05)
            Diluted loss per share - as reported          (0.07)         (0.04)
            Diluted loss per share - pro forma            (0.08)         (0.05)

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions used for grants during fiscal 2000: risk-free interest rate of 6.5%, dividend yield of 0.0%, expected volatility of 110%, and expected lives of 5 years. The fair values of the option grants in fiscal 2000 were $1.64 to $2.02 per share. As the Company was a nonpublic entity until February 28, 2000, it is permitted under SFAS 123 to use the "minimum value" method to value stock options granted prior to February 28, 2000. Under the "minimum value" method expected volatility is effectively zero. The weighted average fair value of stock options granted by the Company's president for the years ended December 31, 1999 and 1998 were $0.03 and $0.01, respectively. The effects of applying SFAS 123 may not be representative of the effects on reported net earnings (loss) for future years.

                                SNAP2 CORPORATION

                          Notes to Financial Statements

                    September 30, 2000 and December 31, 1999

     The stock option activity under the Plan during the year ended September 30, 2000 is summarized as follows:

                                                                Weighted-
                                                    Year        average
                                                    ended       exercise
                                                    2000        price
                                                   ---------    ---------

               Beginning Balance                   $      --           --
               Granted                               470,000         2.44
               Exercised                                  --           --
               Canceled                              (75,000)        2.88
                                                   ---------    ---------

               Ending Balance                      $ 395,000         2.36
                                                   =========    =========

               Options exercisable at period end   $      --
                                                   =========

     At September 30, 2000, 605,000 stock options were available for grant.

     The options outstanding under the Plan as of September 30, 2000 have the following attributes:

               Option statistics                      $2.03               $2.50              $3.00
                   by price rages:                    to $2.49            to $2.99           and over
                                                      -----------------   -----------------  -------------------
               Options outstanding                    280,000             75,000             40,000
               Weighted-average price              $  2.14                2.63               3.38
               Weighted-average remaining life        9.7 yrs             9.7 yrs            9.5 yrs
               Number exercisable                     --                  --                 --

(5)  Income Taxes

     Prior to February 28, 2000 the Company was an S corporation for income tax purposes and the tax profits or losses passed through to the shareholders. On a proforma basis as if the Company had been taxed as a C corporation for the year ended December 31, 1999 there would have been no income taxes or benefits since the Company had a net operating loss and the benefit of such carryforward would not have been recognized.

     The income tax expense for 2000, differs from the "expected" tax expense computed by applying the United States federal income tax rate of 34% to the loss before income taxes, as follows:

                                SNAP2 CORPORATION

                          Notes to Financial Statements

                    September 30, 2000 and December 31, 1999

                                                                     2000
                                                                   ---------

               Computed "expected" tax benefit for the period
                   February 28, 2000 through September 30, 2000,
                   the C corporation period                        $(264,114)
               Increase (decrease) in "expected" tax expense
                   resulting from:
                     Net operating loss carryforward
                       not recognized                                266,000
                     Other, net                                       (1,886)
                                                                   ---------

                     Income tax benefit                            $      --
                                                                   =========

     At September 30, 2000 the only temporary difference that gave rise to a significant portion of deferred income tax assets was a net operating loss carryforward. The net operating loss of approximately $788,000 expires in 2020. A valuation allowance has been established for $268,000. The valuation allowance at September 30, 2000 increased $266,000.

(6)  Related Party

     ISES Canada, a Canadian Company with common ownership through the Company's president, provides software development and consulting services to the Company. Fees paid or accrued to ISES Canada totaled $322,802 and $299,603 for the years ended September 30, 2000 and December 31, 1999, respectively.

(7)  Business and Credit Concentration

     For the year ended September 30, 2000 the Company had three customers who accounted for approximately 66% of total sales. Included in trade accounts receivable at September 30, 2000 was $99,163 due from these customers.

(8)  Leases

     The Company leases an office facility under an operating lease. For the year ended September 30, 2000, rent expense was approximately $42,000.

                                SNAP2 CORPORATION

                          Notes to Financial Statements

                    September 30, 2000 and December 31, 1999


     At September 30, 2000, the Company's future minimum Lease obligations are approximately:

                  Year ending
                  September 30,
                  -------------

                     2001                        $63,000
                     2002                         58,500
                     2003                         60,000
                     2004                         61,000
                     2005                         39,000
                                                --------
                                                $281,500
                                                ========

                                 [Form of Proxy]

           This Proxy is Solicited on Behalf of the Board of Directors
                                SNAP2 CORPORATION
        PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON FEBRUARY 22, 2001

The undersigned hereby constitutes and appoints Dean R. Grewell,  III and Steven
L. Johnson or either of them, the proxies and attorneys for the undersigned, each with full power of substitution, for and in the name, place, and stead of the undersigned to attend the Annual Meeting of Shareholders of SNAP2 Corporation to be held at the main office of SNAP2 Corporation located at 10641 Justin Drive, Urbandale, Iowa, on February 22, 2001 at 2:00 p.m. and any adjournments thereof, and to vote as directed below all shares of Common Stock held of record by the undersigned on January 16, 2001, with all powers the undersigned would possess if personally present at such meeting.

1.   Election of Directors (mark only one box):

     To withhold authority to vote for any individual nominee, strike a line through the nominee's name.

     |_|  FOR all nominees listed below        |_|  WITHHOLD AUTHORITY on all
          (except as marked to the                  nominees listed below
          contrary below)

          Dean R. Grewell, III
          Steven L. Johnson
          Mike Hennel
          Antony F. Hoffman
          Mark Malinak
          Stephen Dukes

2. Ratification of the appointment of KPMG LLP as the independent auditors of SNAP2 Corporation for the fiscal year ended September 30, 2000.

     |_|     FOR          |_|     AGAINST         |_|     ABSTAIN

3. In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is given, this proxy will be voted FOR the matters listed above.

Shareholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.


             PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY
                           USING THE ENCLOSED ENVELOPE

(Please sign exactly as your name appears on this proxy. When signing in a representative capacity such as guardian, attorney, trustee, or executor, please indicate your full title as such. Proxies by a corporation should be signed in its name by an authorized officer. Proxies by a partnership should be signed in its name by an authorized person. If more than one name appears, all persons so designated should sign.)

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement dated January 24, 2001.


Dated _______________, 2001                   Signature ________________________